SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  July 25, 2003
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



Pennsylvania                   0-12870                       23-2288763
-------------                  -------                       ----------
(State or other              (Commission                  (I.R.S. Employer
jurisdiction of              File Number)                Identification No.)
 incorporation)


                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 9.    Regulation FD Disclosure.

The following information is intended to be included under "Item 12. Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On July 25, 2003, First Chester County Corporation (the "Company") issued a press release regarding its financial results for the quarter ended June 30, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 25, 2003                FIRST CHESTER COUNTY CORPORATION


                             /s/Charles E. Swope
                             -----------------------------------
                             Charles E. Swope
                             President and CEO

                                  EXHIBIT INDEX

-------------------- ----------------------------------------------------------
    Exhibit No.                    Description
-------------------- ----------------------------------------------------------
-------------------- ----------------------------------------------------------
       99.1          Press release, dated July 25, 2003.

-------------------- ----------------------------------------------------------

EXHIBIT 99.2

First Chester County Corporation Announces Second Quarter Results

(July 25, 2003 - West Chester, PA) Charles E. Swope, Chairman of the Board and President of First National Bank of Chester County, subsidiary of First Chester County Corporation, announced that the Corporation's net income for the three-months ended June 30, 2003 was $1.35 million, an increase of 5.2% when compared to the three-months ended June 30, 2002. Net income for the six-months ended June 30, 2003 was $2.90 million, an increase of 2.9% when compared to the six-months ended June 30, 2002. Earnings per share were $0.30 and $0.29 for the three-months ended June 30, 2003 and 2002, respectively, and $0.65 and $0.64 for the six-months ended June 30, 2003 and 2002, respectively. Earnings for the six-months ended June 30, 2003 include gains of $306 thousand from the sale of the $2.7 million credit card portfolio to Elan Financial Services and $804 thousand from the sale of residential mortgages. These gains were offset by a decrease in net interest income resulting from the current interest rate environment and increased operating costs.

5.2% Increase in Gross Loans and Leases

Gross Loans and Leases at June 30, 2003 were $462.4, a 5.2% increase compared to June 30, 2002 of $439.6 million. President Swope stated, "Growth from both our Business and Personal Banking Divisions contributed to the increase as well as our new Customer Contact Center which promotes FNB's array of products and services and develops new business through proactive inbound opportunities and outbound campaigns."

8.6% Increase in Deposits

Deposits grew 8.6% or $45.3 million from June 30, 2002 to June 30, 2003. President Swope stated, "deposit growth is attributed to the execution of the strategic plan of branch expansion within Chester County." First National recently opened its 16th branch located at 258 East Lincoln Highway, Coatesville. This full service branch will serve the residents and businesses of Coatesville and surrounding communities.

29.4% Stock Total Return

The Common Stock of First Chester County Corporation achieved a total return of approximately 29.4% for the twelve months ended June 30, 2003. (Total return was calculated by adding the dividend yield of 3.5% and the 25.9% stock price increase from June 30, 2002 to June 30, 2003. The dividend yield was calculated by dividing the total dividends of $0.530 per share paid from June 30, 2002 to June 30, 2003 by the stock price as of June 30, 2002. The stock price used in these calculations is the average of the bid and ask prices quoted by the Corporation's market makers on the respective dates).

First National is committed to providing quality financial services to the residents, businesses, community organizations, and government entities of Chester County. This year the Company is celebrating 140 years of banking in Chester County and remains the Largest Independent National Bank headquartered in Chester County.



For more information, please contact the Bank's Shareholder Relations Department at (484) 881-4141 or visit our interactive website at www.fnbchestercounty.com. The accompanying financial highlights are an integral part of this press release.




This  release  may  contain  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying any such forward-looking statements are reasonable. However, because the assumptions are predictions of future events and circumstances, any of the assumptions could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments.